                                                                     Exhibit 99

                         VIRGINIA COMMERCE BANCORP, INC.

                             FOR IMMEDIATE RELEASE:

          VIRGINIA COMMERCE BANCORP, INC. REPORTS RECORD FIRST QUARTER
                      EARNINGS AND CONTINUED STRONG GROWTH


ARLINGTON, VA., TUESDAY, APRIL 12, 2005--Virginia Commerce Bancorp, Inc. (Nasdaq: VCBI), parent company of Virginia Commerce Bank (the "Bank"), today reported its financial results for the first quarter ended March 31, 2005.

FIRST QUARTER 2005 HIGHLIGHTS:

     o Net income of $4.3 million representing a 40.0% increase over first quarter 2004
     o    Diluted earnings per share up 24.1% to $0.36
     o    Loans up 42.5% since March 31, 2004
     o    Efficiency ratio improves to 46.69%
     o    Non-performing assets decline to 0.10% of total assets

Peter A. Converse, Chief Executive Officer, commented "We are very pleased to start 2005 on such a positive note. The 40% increase in year-over-year quarterly earnings was driven by a similarly large percentage increase in loans and resulted in further improvement in our efficiency ratio to under 47%. Deposits also demonstrated solid growth, increasing over 23% despite an increasingly competitive landscape. Contributing to that growth was the opening of our four newest branches over the last eight months, each averaging $1 million or more in monthly deposit gains. Nonetheless, disparity in growth rates between loans and deposits resulted in a heavier reliance on time deposit promotions in the local market and the utilization of short-term Federal Home Loan Bank advances."

Converse continued, "Despite the current rising rate environment and highly competitive market conditions, Virginia Commerce's momentum is strong. The opening of our Alexandria Del Ray branch in January and Tysons Corner branch in March expanded our branch system to seventeen locations in Northern Virginia. At least two more are scheduled to open this year, both in Manassas. We believe this accelerated branching strategy along with greater marketing and cross-selling emphasis will sustain our rate of growth. The primary challenge to earnings will be margin pressure with further Federal Reserve rate increases expected this year."

DETAILED REVIEW OF FINANCIAL PERFORMANCE

NET INCOME

First quarter earnings of $4.3 million represented an increase of 40.0% over 2004 first quarter earnings of $3.1 million. On a diluted per share basis, first quarter 2005 earnings were $0.36 compared to $0.29 for the first quarter of 2004, an increase of 24.1%. The year-over-year increase in net income was due to a 41.3% increase in net interest income that more than offset higher loan loss provisions and increases in non-interest expense. As a result, the Company's efficiency ratio fell from 49.33% to 46.69%.

NET INTEREST INCOME

Net interest income for the first quarter of $12.7 million was up 41.3%, compared with $9.0 million for the same quarter last year due to strong loan growth and a 17 basis point increase in the net interest margin from 4.23% in the first quarter of 2003 to 4.40% for the current three month period. The net interest margin increased by ten basis points from 4.30% during the fourth quarter of 2004. The increase was due to higher loan yields and a higher percentage of loans to total earning assets.

Management expects that the net interest margin may decline in the next quarter as a result of competitive pressures on the rates paid on time deposits and other interest-bearing deposits in the Company's market area.

LOANS

Over the past year, loans, net of allowance for loan losses, increased $307.3 million, or 42.5%, from $722.7 million at March 31, 2004, to $1.030 billion at March 31, 2005. Growth occurred in all categories, with the majority of loan growth occurring in non-farm, non-residential real estate loans and real estate construction loans. Since December 31, 2004, loans are up $104.3 million, or 11.3%, again with growth in all categories.

DEPOSITS AND BORROWINGS

Since March 31, 2004, deposits have increased $200.5 million, or 23.7%, from $845.2 million to $1.046 billion, with demand deposits increasing $38.2 million and time deposits growing by $179.6 million. Due to higher rates on short-term time deposits, savings and interest-bearing demand deposits have declined by $17.2 million, or 5.1%, since March 31, 2004, with $9.4 million of the total decline occurring in the first quarter of 2005. Repurchase agreements, which represent funds of numerous demand deposit customers of the Bank, increased $17.3 million, or 56.7%, from $30.6 million at March 31, 2004, to $47.9 million and decreased by $5.3 million since December 31, 2004.

As a result of the declines in interest-bearing demand deposits and repurchase agreements in the first quarter 2005, and the $104.3 million increase in loans, time deposits and other borrowings increased during the quarter by $63.1 million and $31.0 million, respectively. The average term during the quarter associated with new and renewed time deposits was 15.3 months while other borrowings were on an overnight basis from the Federal Home Loan Bank of Atlanta.

NON-INTEREST INCOME AND NON-INTEREST EXPENSE

Non-interest income of $1.2 million was generally unchanged from the first quarter of 2004, and was down $211 thousand compared to the fourth quarter of 2004, due to lower fees and net gains on loans held-for-sale. Non-interest expense increased $1.5 million, or 29.1%, from $5.0 million in the first quarter of 2004, to $6.5 million, and was slightly lower than fourth quarter 2004. The year-over-year increase is due to the opening of four new branch locations, the hiring of additional loan officers and higher advertising and public relations expenses. Non-interest expenses are expected to increase with the opening of the Bank's eighteenth branch in May and other staffing and facilities expansion necessary to support further growth; however, we expect the efficiency ratio to remain in a high forty percent range for the remainder of the year.

ASSET QUALITY

Asset quality remains strong with non-performing assets and past due loans to total assets of 0.10% as of March 31, 2005, and there were no charge-offs during the quarter. The provision for loan losses was $831 thousand for the first quarter of 2005 compared to $487 thousand in 2004, as the total allowance for loan losses remains generally unchanged at 1.07% of total loans. Due to the 11.3% increase in loans during the quarter, provisions in the second quarter of 2005 are expected to be higher than this quarter's provision.

STOCKHOLDERS' EQUITY

Stockholders' equity is up $36.5million, or 61.7%, from $59.2 million at March 31, 2004, to $95.7 million at March 31, 2005, due to earnings growth and $21.8 million in net proceeds from a follow-on offering in June 2004.

CONFERENCE CALL

Virginia Commerce Bancorp will host a teleconference call for the financial community on April 13, 2005, at 10:00 a.m. Eastern Daylight Time to discuss the first quarter 2005 financial results. The public is invited to listen to this conference call by dialing 866-219-5885 at least 10 minutes prior to the call.

A replay of the conference call will be available from 1:00 p.m. Eastern Daylight Time on April 13, 2005, until 11:59 p.m. Eastern Daylight Time on April 20, 2005. The public is invited to listen to this conference call replay by dialing 888-266-2081 and entering passcode 681659.

ABOUT VIRGINIA COMMERCE BANCORP

Virginia Commerce Bancorp, Inc. is the parent bank holding company for Virginia Commerce Bank (the "Bank"), a Virginia state chartered bank that commenced operations in May 1988. The Bank pursues a traditional community banking strategy, offering a full range of business and consumer banking services through seventeen branch offices, two residential mortgage offices and one investment services office, principally to individuals and small to medium-size businesses in Northern Virginia and the Metropolitan Washington, D.C. area.

NON-GAAP PRESENTATIONS

This press release refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate the efficiency ratio differently. The Company, in referring to its net income, is referring to income under accounting principals generally accepted in the United States, or "GAAP".

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results are not necessarily indicative of future performance.

For further information contact:

William K. Beauchesne
Executive Vice President and Chief Financial Officer
(703) 633-6120
wbeauchesne@vcbonline.com

                         Virginia Commerce Bancorp, Inc.
                              Financial Highlights
                  (Dollars in thousands, except per share data)
                                   (Unaudited)


                                                                             Three Months Ended March 31,
                                                                -------------------------------------------------
                                                                    2005                2004             % CHANGE
                                                                ------------        ------------         --------
SUMMARY OPERATING RESULTS:
  Interest and dividend income                                  $     18,300        $     12,533            46.0%
  Interest expense                                                     5,587               3,534            58.1%
    Net interest and dividend income                                  12,713               8,999            41.3%
  Provision for loan losses                                              831                 487            70.6%
  Non-interest income                                                  1,219               1,209             0.8%
  Non-interest expense                                                 6,514               5,047            29.1%
    Income before income taxes                                         6,587               4,674            40.9%
  Net income                                                    $      4,321        $      3,086            40.0%

PERFORMANCE RATIOS:
  Return on average assets                                              1.46%               1.37%
  Return on average equity                                             18.68%              21.64%
  Net interest margin                                                   4.40%               4.23%
  Efficiency ratio (1)                                                 46.69%              49.33%

PER SHARE DATA: (2)
  Net income-basic                                              $       0.39        $       0.31            25.8%
  Net income-diluted                                            $       0.36        $       0.29            24.1%
  Average number of shares outstanding:
    Basic                                                         11,187,186           9,913,313
    Diluted                                                       11,971,708          10,805,633


                                                                                    As of March 31,
                                                                -------------------------------------------------
                                                                    2005                2004             % CHANGE
                                                                ------------        ------------         --------
SELECTED BALANCE SHEET DATA:
  Loans, net                                                    $  1,030,060        $    722,739            42.5%
  Investment securities                                              162,341             137,253            18.3%
  Assets                                                           1,244,459             957,013            30.0%
  Deposits                                                         1,045,760             845,198            23.7%
  Stockholders' equity                                                95,676              59,185            61.7%
  Book value per share (2)                                      $       8.55        $       5.97            43.2%

CAPITAL RATIOS (% of risk weighted assets):
    Tier 1 capital:
      Company                                                          10.34%               9.59%
      Bank                                                              8.57%               7.18%
    Total  qualifying capital:
      Company                                                          11.35%              10.58%
      Bank                                                             11.20%              10.43%

ASSET QUALITY:
  Non-performing assets:
    Impaired loans                                              $      1,197        $        391           206.1%
    Non-accrual loans                                                     17                  46           -63.0%
    Loans 90+ days past due and still accruing                            --                  --             N/A
    Troubled debt restructurings                                          --                 875           -100.0%
                                                                ------------        ------------
      Total non-performing assets, past due loans and
           troubled debt restructurings                         $      1,214        $      1,312             -7.5%
                              to total loans:                           0.12%               0.18%
                              to total assets:                          0.10%               0.14%
    Allowance for loan losses to total loans                            1.07%               1.08%
    Net charge-offs (recoveries)                                $         (1)       $         (4)
    Net charge-offs to average loans outstanding                        0.00%               0.00%




                                                                             As of March 31,
                                                             ------------------------------------------------
                                                                 2005              2004         % CHANGE
                                                             -------------- ------------------- -------------
LOAN PORTFOLIO:
  Commercial                                                   $   106,053           $  75,308         40.8%
  Real estate-one to four family residential                       127,497              95,033         34.2%
  Real estate-multi-family residential                              48,502              32,752         48.1%
  Real estate-nonfarm, nonresidential                              491,043             341,839         43.6%
  Real estate-construction                                         266,432             183,243         45.4%
  Consumer                                                           6,511               5,833         11.6%
                                                               -----------           ---------         -----
    Total loans                                                $ 1,046,038           $ 734,008         42.5%
  Less unearned income                                               4,744               3,321         42.8%
  Less allowance for loan losses                                    11,234               7,948         41.3%
                                                               -----------           ---------         -----
    Loans, net                                                 $ 1,030,060           $ 722,739         42.5%

INVESTMENT SECURITIES (AT BOOK VALUE):
  Available-for-sale:
    U.S. Government Agency obligations                         $    98,148           $  81,843         19.8%
    U.S. Treasuries                                                  9,953                  --           N/A
    Domestic corporate debt obligations                              6,035               6,017          0.3%
    Obligations of states and political subdivisions                 1,333               1,350         -1.3%
    Restricted stock:
      Federal Reserve Bank                                           1,442                 782         84.4%
      Federal Home Loan Bank                                         3,672               1,598        129.8%
      Community Bankers' Bank                                           55                  55            0%
                                                               -----------           ---------         -----
                                                               $   120,638           $  91,645         31.6%
  Held-to-maturity:
    U.S. Government Agency obligations                         $    32,774           $  37,577        -12.8%
    Obligations of states and political subdivisions                 8,434               7,542         11.8%
    Domestic corporate debt obligations                                495                 489          1.2%
                                                               -----------           ---------         -----
                                                               $    41,703           $  45,608         -8.6%


(1) Computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis using a 35% rate and non-interest income.

(2) Adjusted to give effect to a five for four stock split in the form of a 25% stock dividend in July 2004.

                         Virginia Commerce Bancorp, Inc.
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per share data)
                                 As of March 31,
                                   (Unaudited)

                                                                                        2005               2004
                                                                                     -----------        -----------
ASSETS
Cash and due from banks                                                              $    21,136        $    20,641
Interest-bearing deposits with other banks                                                 1,015                 --
Securities (fair value: 2005, $162,010; 2004, $138,438)                                  162,341            137,253
Federal funds sold                                                                            --             44,187
Loans held-for-sale                                                                        5,323             12,453
Loans, net of allowance for loan losses of $11,234 in 2005 and
  $7,948 in 2004                                                                       1,030,060            722,739
Bank premises and equipment, net                                                           7,165              6,264
Accrued interest receivable                                                                4,376              3,059
Other assets                                                                              13,043             10,417
                                                                                     -----------        -----------
   Total assets                                                                      $ 1,244,459        $   957,013
                                                                                     ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
   Demand deposits                                                                   $   169,189        $   131,027
   Savings and interest-bearing demand deposits                                          322,963            340,168
   Time deposits                                                                         553,608            374,003
                                                                                     -----------        -----------
   Total deposits                                                                    $ 1,045,760        $   845,198
Securities sold under agreement to repurchase and federal funds
  purchased                                                                               47,898             30,574
Other borrowed funds                                                                      31,000                 --
Trust preferred capital notes                                                             18,570             18,570
Accrued interest payable                                                                   2,259              1,293
Other liabilities                                                                          3,296              2,193
Commitments and contingent liabilities                                                        --                 --
                                                                                     -----------        -----------
   Total liabilities                                                                 $ 1,148,783        $   897,828
                                                                                     ===========        ===========
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par, 1,000,000 shares authorized and
  unissued                                                                           $        --        $        --
Common stock, $1.00 par, 20,000,000 shares authorized, issued and
  outstanding 2005, 11,189,129; 2004, 7,932,285                                           11,189              7,932
Surplus                                                                                   37,971             18,344
Retained earnings                                                                         47,898             32,439
Accumulated other comprehensive income (loss), net                                        (1,382)               470
                                                                                     -----------        -----------
   Total stockholders' equity                                                        $    95,676        $    59,185
   Total liabilities and stockholders' equity                                        $ 1,244,459        $   957,013
                                                                                     ===========        ===========


                         Virginia Commerce Bancorp, Inc.
                        Consolidated Statements of Income
                  (Dollars in thousands except per share data)
                          Three Months Ended March 31,
                                   (Unaudited)


                                                                           2005          2004
                                                                         --------      --------
INTEREST AND DIVIDEND INCOME:
    Interest and fees on loans                                           $ 16,808      $ 11,130
    Interest and dividends on investment securities:
        Taxable                                                             1,358         1,259
        Tax-exempt                                                             59            73
        Dividends                                                              55            24
    Interest on deposits with other banks                                       6            --
    Interest on federal funds sold                                             14            47
                                                                         --------      --------
   Total interest and dividend income                                    $ 18,300      $ 12,533
                                                                         --------      --------
INTEREST EXPENSE:
     Deposits                                                            $  4,835      $  3,292
     Securities sold under agreement to repurchase and federal
       funds purchased                                                        269            31
     Other borrowed funds                                                     211             4
     Trust preferred capital notes                                            272           207
                                                                         --------      --------
     Total interest expense                                              $  5,587      $  3,534
                                                                         --------      --------
NET INTEREST INCOME:                                                     $ 12,713      $  8,999
     Provision for loan losses                                                831           487
                                                                         --------      --------
     Net interest income after provision for loan losses                 $ 11,882      $  8,512
                                                                         --------      --------
NON-INTEREST INCOME:
     Service charges and other fees                                      $    447      $    447
     Non-deposit investment services commissions                               80            82
     Fees and net gains on loans held-for-sale                                605           591
     Other                                                                     87            89
                                                                         --------      --------
     Total non-interest income                                           $  1,219      $  1,209
                                                                         --------      --------
NON-INTEREST EXPENSE:
     Salaries and employee benefits                                      $  3,790      $  2,848
     Occupancy expense                                                        947           781
     Data processing                                                          370           313
     Other operating expense                                                1,407         1,105
                                                                         --------      --------
     Total non-interest expense                                          $  6,514      $  5,047
                                                                         --------      --------
     Income before taxes on income                                       $  6,587      $  4,674
     Provision for income taxes                                             2,266         1,588
                                                                         --------      --------
NET INCOME                                                               $  4,321      $  3,086
                                                                         ========      ========
   Earnings per common share, basic (1)                                  $   0.39      $   0.31
   Earnings per common share, diluted (1)                                $   0.36      $   0.29


(1) Adjusted to give effect to a five for four stock split in the form of a 25% stock dividend in July 2004.

                         Virginia Commerce Bancorp, Inc.
                Consolidated Average Balances, Yields, and Rates
                          Three Months Ended March 31,
                                   (Unaudited)


                                                           2005                                         2004
                                           ------------ ------------ -------------    ------------- -------------- -----------
                                                                       Average                                     Average
                                             Average     Interest       Yields          Average       Interest     Yields
(Dollars in thousands)                       Balance    Income-Expense  /Rates          Balance     Income-Expense   /Rates
                                           ------------ -------------- -----------    ------------- -------------- -----------
ASSETS
Securities (1)                              $  164,739     $  1,472         3.62%        $ 140,599       $  1,356       3.92%
Loans, net of unearned income (2)            1,004,383       16,808         6.69%          695,931         11,130       6.33%
Interest-bearing deposits in other banks         1,013            6         2.37%               --             --          --
Federal funds sold                               2,256           14         2.46%           19,950             47       0.94%
                                            ----------     ---------        ------       ----------      ---------      ------
TOTAL INTEREST-EARNING ASSETS               $1,172,391     $ 18,300         6.34%        $ 856,480       $ 12,533       5.88%
Other assets                                    30,665                                      44,009
                                            ----------                                   ---------
TOTAL ASSETS                                $1,203,056                                   $ 900,489
                                            ==========                                   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits:
  NOW accounts                              $  203,320     $    761         1.52%        $ 206,254       $    687       1.34%
  Money market accounts                        103,117          372         1.46%          110,851            384       1.39%
  Savings accounts                              20,284           27         0.55%           19,043             26       0.54%
  Time deposits                                521,395        3,675         2.86%          328,683          2,195       2.68%
                                            ----------     ---------        ------       ----------      ---------      ------
Total interest-bearing deposits             $  848,116     $  4,835         2.31%        $ 664,831       $  3,292       1.99%
Securities sold under agreement to
  repurchase and federal funds purchased        56,140          269         1.94%           31,172             31       0.41%
Other borrowed funds                            30,467          211         2.77%            1,235              4       1.23%
Trust preferred capital notes                   18,000          272         6.04%           18,000            207       4.55%
                                            ----------     ---------        ------       ----------      ---------      ------
TOTAL INTEREST-BEARING LIABILITIES          $  952,723     $  5,587         2.38%        $ 715,238       $  3,534       1.98%
Demand deposits and other liabilities          156,505                                     128,046
                                            ----------                                   ----------
TOTAL LIABILITIES                           $1,109,228                                   $ 843,284
Stockholders' equity                            93,828                                      57,205
                                            ----------                                   ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                    $1,203,056                                   $ 900,489
                                            ==========                                   =========
Interest rate spread                                                        3.96%                                       3.90%
Net interest income and margin                             $ 12,713         4.40%                        $  8,999       4.23%


(1) Yields on securities available-for-sale have been calculated on the basis of historical cost and do not give effect to changes in the fair value of those securities, which are reflected as a component of stockholders' equity. Average yields on securities are stated on a tax equivalent basis, using a 35% rate.

(2) Loans placed on non-accrual status are included in the average balances. Net loan fees and late charges included in interest income on loans totaled $992 thousand and $513 thousand for the three months ended March 31, 2005 and 2004, respectively.